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                                                                    Exhibit 99.1

[LOGO] P-COM

MEDIA CONTACT:                      INVESTOR CONTACT:
--------------                      -----------------
Greg Berardi                        Dan Rumsey, General Counsel and Interim CFO
415-239-7826                        408-866-3666
GREG@BLUEMARLINPARTNERS.COM         DAN.RUMSEY@P-COM.COM
---------------------------         --------------------



                      SAM SMOOKLER APPPOINTED CEO OF P-COM
         FORMER CEO OF STRATEX NETWORKS TO LEAD COMPANY AS IT COMPLETES
                          MAJOR RESTRUCTURING PROGRAM

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CAMPBELL, CA (Sept. 2, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced that it has appointed Sam Smookler, the former CEO of Stratex Networks and a telecom industry leader with more than 30 years of experience, as President and Chief Executive Officer.

Smookler, whose appointments are effective immediately, was also named to P-Com's Board of Directors. George Roberts, P-Com's Chairman of the Board and acting CEO since January 2002, will remain Chairman.

"Sam is one of the telecom industry's most highly respected executives with a proven track record of success and a clear vision to lead P-Com into the future," Roberts said. "Sam's appointment is also another milestone in our restructuring  program  that has  revitalized  our  balance  sheet and sized our company appropriately for the current business environment. Under Sam's leadership, I am confident P-Com is poised for a new era of growth."

"P-Com is an outstanding company that has emerged from the industry downturn well-prepared to compete in today's marketplace, and I'm delighted to join the dedicated and talented people who are committed to P-Com's long-term success," Smookler said. "P-Com has the benefit of a superb portfolio of products, a global reputation for engineering excellence and vastly improved balance sheet that positions the company to succeed in all of its markets. As the telecom industry recovers, P-Com has an opportunity to grow its presence in the cellular backhaul, carrier and enterprise markets. I look forward to working with George, the Board of Directors and every P-Com employee to lead the company into a new period of profitability."

Before joining P-Com, Smookler was the CEO and Chairman of Maxima Corporation, a developer of high capacity optical wireless transmission systems in San Diego. Before that, he was President and CEO of DMC Stratex (Nasdaq:STXN), a provider of medium and high capacity point-to-point wireless transmission systems in San Jose. Prior to that, he held the positions of President and COO of Signal Technology Corporation, Vice President and General Manager of the Interconnect Products Division at Augat Corporation, Vice President and General Manager of M/A COM Corporations, and Group Vice President of Sipex Corporation, all in Massachusetts.


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ABOUT P-COM, INC.
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P-Com, Inc. develops, manufactures, and markets point-to-point,  spread spectrum
and   point-to-multipoint,    wireless   access   systems   to   the   worldwide
telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit WWW.P-COM.COM or call 408-866-3660.

SAFE HARBOR STATEMENT
Statements  in this release  that are not  historical,  are forward  looking and involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital; the ability to obtain equity financing on acceptable terms, if at all; P-Com's ability to enter into agreements with its creditors to substantially reduce its trade and other payables and obligations; a severe worldwide slowdown in the telecommunications equipment and services sector; short-term working capital constraints; fluctuations in customer demand and commitments; fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them; introduction of new products; commercial acceptance and viability of new products; cancellations of orders without penalties; pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases of P-Com's products and/or services; the timing of new technology and product introductions; and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.


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